Exhibit 10.1

NOVO ENERGIES CORPORATION

AMENDMENT TO EMPLOYMENT AGREEMENT

The Employment Agreement dated May 1, 2009 (the "Agreement") (by and between NOVO ENERGIES CORPORATION, a Florida corporation located at 750 Cote de Place d'Aimes, Montreal, Quebec, Canada H2Y 2X3 (the "Company"), and ANDRE L'HEUREUX, an individual with an address at 750 Cote de Place d'Armes, Montreal Quebec, Canada H2Y 2X8 (the "Executive") is hereby amended ("Amendment") ss follows:

  1.   Employment.

1.1   Position. The Company hereby employs the Executives and the Executive hereby accepts employment, as the Chief Technical Office of the Company. Upon execution of this Amendment; the Executive resigns as the President and Chief Operating Officer of the Company.

1.2   Duties. The Executive shall serve as the Company^ Chief Technical Officer and shall perform the customary duties and responsibilities implied by such position including, without limitation, being responsible for the general management of the affairs of the Company^ subject to the power and authority of the Board to overrule actions of officers of the Company, In such capacities the Executive shall report directly to the Board of Directors of the Company (the "Board"), the Chairman of the Board and the President and Chief Executive Office of the Company, These positions, duties, and responsibilities can be modified as reasonably required to suit the specific requirements and needs of the Company, provided that the same shaH be commensurate with the Executive's experience and expertise and shall not result in the Executive having duties and responsibilities substantially less senior and more onerous to the Executive,

   3.   Compensation.

 3.1   Base Salary. The Company agrees to pay the Executive, and Executive agrees to accept a base cash salary (the "Base Salary"), in accordance with the Company's normal payroll procedures applicable to executives,, payable at least biweekly. The Base Salary shall initially be payable at the rate of $6,500 per month effective November^ 2009. Salary. AD compensation payments to be made to the Executive will be subject to required withholding of federal, state/provincial and local income and employment taxes.

AH other terms and conditions of the Agreement shall remain in full force and effect.

    IN WITNESSETH WHEREOF, the undersigned have executed this Agreement as of the date first above written.

NOVO ENERGY CORPORATION

/s/ Antonio Treminio
Name:     Antonio Treminio
Title:       Chairman of Board of Directors

/s/ Andre L’Heureux
                    Andre L’Heureux    2009-10-21